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                                                                        EX. 99.b

                                     BY-LAWS

                                       OF

                              THE TOCQUEVILLE FUND

                                    ARTICLE 1

             Agreement and Declaration of Trust and Principal Office

          1.1  Agreement and Declaration of Trust. These By-laws shall be
               ----------------------------------
subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of The Tocqueville Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

          1.2  Principal Office of the Trust. The principal office of the Trust
               -----------------------------
shall be located within or without Massachusetts as the Trustees may determine or as they may authorize.

                                    ARTICLE 2

                              Meetings of Trustees

          2.1  Regular Meetings. Regular meetings of the Trustees may be held
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without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

          2.2  Special Meetings. Special meetings of the Trustees may be held at
               ----------------
any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

          2.3  Notice. It shall be sufficient notice to the Trustee of a special
               ------
meeting to send notice by mail at least forty-eight hours or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

          2.4  Quorum. At any meeting of the Trustees a majority of the Trustees
               ------
then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority

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of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                    ARTICLE 3

                                    Officers

          3.1  Enumeration; Qualification. The officers of the Trust shall be a
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President, a Treasurer, a Secretary, and such other officers including a
Chairman of the Trustees, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a Trustee or a shareholder; and any other officer may but need not be a Trustee or a shareholder. Any two or more offices may be held by the same person.

          3.2  Election. The President, the Treasurer, and the Secretary shall
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be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

          3.3  Tenure. The Chairman of the Trustees, if one is elected, the
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President, the Treasurer, and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

          3.4  Powers. Subject to the other provisions of these By-laws, each
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officer shall have, in addition to the duties and powers herein and in the
Declaration of Trust set forth, such duties and power as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

          3.5  Chairman; President. Unless the Trustees otherwise provide, the
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Chairman of the Trustees, or, if there is none or in the absence of the
Chairman, the President, shall preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive officer.

          3.6  Treasurer. The Treasurer shall be the chief financial and
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accounting officer of the Trust, and shall, subject to the provisions of the
Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment advisor or manager, or transfer, shareholder serving or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

          3.7  Secretary. The Secretary shall record all proceedings of the
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shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a

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temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

          3.8  Resignations. Any officer may resign at any time by written
               ------------
instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


                                    ARTICLE 4

                                   Committees

          4.1  Quorum; Voting. A majority of the members of any Committee of the
               --------------
Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.


                                    ARTICLE 5

                                     Reports

          5.1  General. The Trustees and officers shall render reports at the
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time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


                                    ARTICLE 6

                                   Fiscal Year

          6.1  General. Except as from time to time otherwise provided by the
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Trustees, the initial fiscal year of the Trust shall end on December 31.


                                    ARTICLE 7

                                      Seal

          7.1  General. The seal of the Trust shall consist of a flat-faced
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die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or

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engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                    ARTICLE 8

                               Execution of Papers

          8.1  General. Except as the Trustees may generally or in particular
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cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President or by the Treasurer and need not bear the seal of the Trust.

                                   ARTICLE 9

                         Issuance of Share Certificates

          9.1  Share Certificates. In lieu of issuing certificates for shares,
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the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

          The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the president or vice-president and by the treasurer or assistant treasurer, or by the Secretary or any assistant Secretary. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were officer at the time of its issue.

          9.2  Loss of Certificates. In case of the alleged loss or destruction
               --------------------
or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

          9.3  Issuance of New Certificates to Pledgee. A pledgee of shares
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transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificates shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

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          9.4  Discontinuance of Issuance of Certificates. The Trustees may at
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any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                                   ARTICLE 10

           Provisions Relating to the Conduct of the Trust's Business

          10.1 Certain Definitions. When used herein the following words shall
               -------------------
have the following meanings: "Distributor" shall mean any one or more corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares issued by the Trust shall be offered and sold by such Distributor. "Advisor" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust and any corporation, firm or association which may at any time have a sub-advisory contract relating to the Trust with any such Advisor.

          10.2 Limitation on Holdings by the Trust of Certain Securities and on
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Dealings with Officers or Trustees. The Trust may not purchase or retain shares
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or securities issued by an issuer if one or more of the holders of the shares or securities issued by an issuer or one or more of the officers or directors of such issuer is an officer or Trustee of the Trust or officer or director of the Advisor and if one or more of such officers, Trustees or directors owns beneficially more than 1/2 of 1% of the shares or securities, or both, of such issuer and such officers, Trustees and directors owning more than 1/2 of 1% of such shares or securities together own beneficially more 5% of such shares or securities. Each officer and Trustee of the Trust shall keep the Treasurer of the Trust informed of the names of all issuers shares or securities of which are held in the portfolio of the Trust in which such officer or Trustee owns as much as 1/2 of 1% of the outstanding shares or securities.

          The Trust will not lend any of its assets to the Distributor or Advisor or to any officer or director of the Distributor or Advisor or any officer or Trustee of the Trust, and shall not permit any officer or Trustee or any officer or director of the Distributor or Advisor to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a) offices and Trustees of the Trust or officers and directors of the Distributor or Advisor from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Advisor; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder; (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Advisor; (d) sharing statistical, research, legal, and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or advisor is an officer or director or otherwise financially interested.

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          10.3 Limitation on Dealing in Securities of the Trust by Certain
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Officers, Trustees, Distributor or Advisor. Neither the Distributor nor Advisor,
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nor any officer or Trustee of the Trust or officer or director of the
Distributor or Advisor shall take long or short positions in securities issued by the Trust; provided, however, that:

               (a) the Distributor may purchase from the Trust and otherwise deal in shares issued by the Trust pursuant to the terms of its contract with the Trust;

               (b) any officer or Trustee of the Trust or officer or director of the Distributor or Advisor or any trustee or fiduciary for the benefit of any of them may at any time, or from time to time, purchase from the Trust or from the Distributor shares issued by the Trust at the price available to the public or to such officer, Trustee, director, trustee or fiduciary, no such purchase to be in contravention of any applicable state or federal requirement; and

               (c) the Distributor or the Advisor may at any time, or from time to time, purchase for investment shares issued by the Trust.

          10.4 Securities and Cash of the Trust to be held by Custodian subject
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to certain Terms and Conditions.
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               (a)  All securities and cash owned by this Trust shall be held by or deposited with a company which is a member of a national securities exchange as defined in the Securities Exchange Act of 1934, or one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such member of a national securities exchange or bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, this Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by this Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.

               (b) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.

               (c) The Trust shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:

                    (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

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                    (ii)  require that the cash and securities owned by the
               Trust be delivered directly to the successor Custodian; and

                    (iii) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question of whether the Trust shall be liquidated or shall function without a Custodian.

          10.5 Requirements and Restrictions Regarding the Management Contract.
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Every advisory or management contract entered into by the Trust shall provide that in the event that the total expenses of the Trust for any fiscal year should exceed the limits imposed on investment company expenses by any statute or regulatory authority of any jurisdiction in which shares of the Trust are offered for sale, the compensation due the Advisor for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof.

          10.6 Reports to Shareholders; Distributions from Realized Gains. The
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Trust shall send to each shareholder of record at least semi-annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.

          10.7 Determination of Net Asset Value Per Share. The Fund will
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determine the net asset value of its shares once daily as of the close of trading on The New York Stock Exchange on each day that the Exchange is open for business. It is expected that the Exchange will be closed on Saturdays and Sundays and on New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value is determined by dividing the market value of the Fund's securities as of the close of trading plus any cash or other assets (including dividends and accrued interest) less all liabilities (including accrued expenses) by the number of Fund shares outstanding. With respect to those securities for which no trades have taken place that day, the value shall be determined by taking the mean between the latest "bid" and "asked" prices. [Securities sold short against the box will be valued according to usual industry practice; however, in instances where the Fund has sold securities short against a long position in the issuer's convertible securities, for the purpose of valuation, the securities in the short position will be valued at the "asked" price rather than the mean of the last "bid" and "asked" prices.]

          In valuing the portfolio investments of any series for determination of net asset value per share of such series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of short-term debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in

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respect of taxes on unrealized appreciation of securities owned unless the
Trustees shall otherwise determine. Dividends payable by the Trust shall be deducted as at the time of but immediately prior to the determination of net asset value per share on the record date therefor.


                                   ARTICLE 11

                    Shareholders' Voting Powers and Meetings

          11.1 Voting Powers. The Shareholders shall have power to vote only (i)
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for the election of Trustees as provided in Article IV, Section 1 of the
Declaration of Trust, provided, however, that no meeting of Shareholders is
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required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any Manager or Sub-Manager as provided in
Article IV Section 6 the Declaration of Trust to the extent required by the Investment Company Act of 1940 and the rules and regulations thereunder, (iii) with respect to any termination of this Trust to the extent and as provided in
Article IX, Section 4 of the Declaration of Trust, (iv) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these By-laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any mater submitted to a vote of Shareholders all Shares of the Trust then entitled to vote shall be voted by individual series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series and
(ii) when the Trustees have determined that the matter affects only the interests of one or more series, then only Shareholders of such series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these By-laws to be taken by Shareholders.

          11.2 Voting Power and Meetings. Meetings of the Shareholders may be
               -------------------------
called by the Trustees for the purpose of electing Trustees as provided in
Article IV, Section I of the Declaration of Trust and for such other purposes as may be prescribed by law, by the Declaration of Trust or by these By-laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid,

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stating the time and place of the meeting, to each Shareholder at the
Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

          11.3 Quorum and Required Vote. A majority of Shares entitled to vote
               ------------------------
shall be a quorum to the transaction of business at a Shareholders' meeting, except that where any provision of law or of the Declaration of Trust or these By-laws permits or requires that holders of any series shall vote as a series, then a majority of the aggregate number of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or the Declaration of Trust or these By-laws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these By-laws permits or requires that the holders of any series shall vote as a series, then a majority of the Shares of that series voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series is concerned.

          11.4 Action by Written Consent. Any action taken by Shareholders may
               -------------------------
be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these By-laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

          11.5 Record Dates. For the purpose of determining the Shareholders who
               ------------
are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or, any part of such period.


                                   ARTICLE 12

                            Amendment to the By-Laws

          12.1 General. These by-laws may be amended or repealed, in whole or in
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part, by a majority of the Trustees then in office at any meeting of the
Trustees, or by one or more writings signed by such a majority.

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